UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY 10011

(Address of Principal Executive Offices) (Zip Code)

(212) -204-7926

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into A Definitive Material Agreement

On May 25, 2022 Global Tech Industries Group, Inc. (the “Company” or GTII”), a public corporation duly organized under the laws of the state of Nevada, and having its principal offices at 511 Sixth Avenue, New York, NY 10011 and Gold Transactions International, Inc. (“GTI”), a corporation organized under the laws of the State of Utah and having its mailing address at PO Box 911441, St. George, UT 84791, collectively known as the parties, executed an amendment (the “Amendment”) to the original Stock Purchase Agreement (the “Agreement”), which both parties had previously executed on February 28, 2021. Through no fault by either party, the transactions contemplated in the Agreement had not yet closed. However, upon the execution of the Amendment, the transactions contemplated in the Agreement have now closed and GTI is currently a wholly-owned subsidiary of the Company.

Item 9.01 (d) Exhibits

10.1	Exhibit Amendment #2 to Stock Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Tech Industries Group, Inc.

Date: June 1, 2022	By:	/s/ David Reichman
Chairman & CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.